UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Lexeo Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41855	85-4012572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue South, Floor 6
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 547-9879

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LXEO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2025, Lexeo Therapeutics, Inc. (the “Company”) held its virtual 2025 Annual Meeting of Stockholders (the “Annual Meeting”) exclusively online via live webcast. The stockholders voted on the following proposals at the Annual Meeting:

Proposal 1. Election of Class II Directors

The Company’s stockholders elected the persons listed below as Class II Directors, to serve until the Company’s 2028 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. The final voting results are as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Steven Altschuler, M.D.	19,800,126	2,775,771	5,374,056
Reinaldo Diaz	19,986,796	2,589,101	5,374,056

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

FOR	AGAINST	ABSTAIN
27,929,327	18,858	1,768

For more information about the foregoing proposals, see the Proxy Statement as filed with the Securities and Exchange Commission (the "SEC") on April 28, 2025, as supplemented by the additional definitive proxy soliciting materials filed with the SEC on June 5, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexeo Therapeutics, Inc.

Date:	June 30, 2025	By:	/s/ R. Nolan Townsend
R. Nolan Townsend, Chief Executive Officer